EXHIBIT 4.1

WACHOVIA CARD MASTER TRUST

AMENDED AND RESTATED TRUST AGREEMENT

between

WACHOVIA CARD RECEIVABLES LLC,

as Transferor

and

WILMINGTON TRUST COMPANY,

as Owner Trustee

Dated as of [_______________]

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

Section 1.01

Capitalized Terms

1

Section 1.02

Other Definitional Provisions.

4

ARTICLE II ORGANIZATION

Section 2.01

Continuation of Trust; Name

5

Section 2.02

Office

5

Section 2.03

Purpose and Powers; Owner Trust to Operate as a Single Purpose Entity  5

Section 2.04

Appointment of Owner Trustee

7

Section 2.05

Initial Capital Contribution of Trust Estate

7

Section 2.06

Declaration of Trust

7

Section 2.07

Title to Trust Property

8

Section 2.08

Situs of Owner Trust

8

Section 2.09

Representations and Warranties of the Beneficiary

8

ARTICLE III BENEFICIAL INTEREST

Section 3.01

Initial Ownership

9

Section 3.02

Beneficial Interest

9

Section 3.03

Form of Beneficial Interest; Form of Transferor Certificates.

10

Section 3.04

Authentication of Transferor Certificates

10

Section 3.05

Mutilated, Destroyed, Lost or Stolen Transferor Certificate

10

Section 3.06

Issuance of Supplemental Beneficial Interests or Supplemental

Certificates; Exchange of Certificates and Uncertificated

Beneficial Interests.

11

Section 3.07

Restrictions on Transfer

12

ARTICLE IV ACTIONS BY OWNER TRUSTEE

Section 4.01

Prior Notice to Beneficiary and Transferor with Respect to

Certain Matters

12

Section 4.02

Restrictions on Power

13

ARTICLE V AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 5.01

General Authority

13

Section 5.02

General Duties

13

Section 5.03

Action Upon Instruction.

14

Section 5.04

No Duties Except as Specified in this Agreement or in

Instructions

14

Section 5.05

No Action Except under Specified Documents or Instructions

15

Section 5.06

Owner Trust Operation

15

Section 5.07

Restrictions

16

ARTICLE VI CONCERNING THE OWNER TRUSTEE

Section 6.01

Acceptance of Trusts and Duties

16

Section 6.02

Furnishing of Documents

18

Section 6.03

Representations and Warranties

18

Section 6.04

Reliance; Advice of Counsel.

18

Section 6.05

Not Acting in Individual Capacity

19

Section 6.06

Owner Trustee Not Liable for Notes or Receivables

19

Section 6.07

Owner Trustee May Own Notes

19

ARTICLE VII COMPENSATION OF OWNER TRUSTEE

Section 7.01

Owner Trustee’s Fees and Expenses

20

Section 7.02

Indemnification

20

Section 7.03

Payments to the Owner Trustee

20

ARTICLE VIII TERMINATION OF TRUST AGREEMENT

Section 8.01

Termination of Trust Agreement.

20

ARTICLE IX SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 9.01

Eligibility Requirements for Owner Trustee

21

Section 9.02

Resignation or Removal of Owner Trustee

21

Section 9.03

Successor Owner Trustee

22

Section 9.04

Merger or Consolidation of Owner Trustee

23

Section 9.05

Appointment of Co-Trustee or Separate Owner Trustee

23

ARTICLE X MISCELLANEOUS

Section 10.01

Supplements and Amendments.

24

Section 10.02

No Legal Title to Owner Trust Estate in Beneficiary

25

Section 10.03

Limitations on Rights of Others

26

Section 10.04

Notices

26

Section 10.05

Severability

26

Section 10.06

Separate Counterparts

26

Section 10.07

Successors and Assigns

26

Section 10.08

Nonpetition Covenants

26

Section 10.09

No Recourse

27

Section 10.10

Headings

27

Section 10.11

GOVERNING LAW

27

Section 10.12

Acceptance of Terms of Agreement

27

ARTICLE XI

Section 11.01

Intent of the Parties; Reasonableness.

27

Section 11.02

Information to Be Provided by the Owner Trustee.

28

EXHIBITS

EXHIBIT A

CERTIFICATE OF TRUST OF WACHOVIA CARD MASTER TRUST

EXHIBIT B

FORM OF CERTIFICATED TRANSFEROR CERTIFICATE

This AMENDED AND RESTATED TRUST AGREEMENT (this “Agreement”) between WACHOVIA CARD RECEIVABLES LLC, a limited liability company organized under the laws of Delaware, as Transferor (the “Transferor”) and Beneficiary (the “Beneficiary”), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Owner Trustee (the “Owner Trustee”), is made and entered into as of [_______________].

RECITALS

WHEREAS, the parties hereto have created a statutory trust pursuant to The Delaware Statutory Trust Act by filing the Certificate of Trust (as hereinafter defined) with the office of the Secretary of State (as hereinafter defined), and entering into a trust agreement, dated as of March 4, 2008 (the “Original Trust Agreement”);

WHEREAS, the parties hereto desire to continue the Owner Trust (as hereinafter defined) as a statutory trust under Statutory Trust Act (as hereinafter defined) and to amend and restate the Original Trust Agreement in its entirety; and

WHEREAS, all conditions precedent to the execution of this Agreement have been complied with.

NOW THEREFORE, in consideration of the mutual undertakings herein expressed, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01

Capitalized Terms.  Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms and phrases are applicable to the singular as well as the plural forms of such terms and to the masculine and the feminine as well as the neuter genders of such terms:

“Agreement” means this Amended and Restated Trust Agreement and all amendments hereof and supplements hereto.

“Beneficial Interest” means the beneficial ownership interest of the Beneficiary in the assets of the Owner Trust.

“Beneficial Interest Supplement” has the meaning specified in subsection 3.06(a).

“Beneficiary” means Wachovia Card Receivables LLC, in its capacity as beneficial owner of the Owner Trust, and any transferee under Section 3.07.

“Business Day” means any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in Wilmington, Delaware, Charlotte, North Carolina, St. Paul, Minnesota or New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

“Certificate of Trust” means the Certificate of Trust of the Owner Trust in the form attached hereto as Exhibit A which has been filed for the Owner Trust pursuant to Section 3810(a) of the Statutory Trust Act on March 4, 2008.

“Corporate Trust Office” means, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at 1100 North Market Street, Wilmington, Delaware 19890-1600, Attention: Corporate Trust Administration; or such other address as the Owner Trustee may designate by notice to the Transferor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Beneficiary and the Transferor).

“Expenses” has the meaning specified in Section 7.02.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indemnified Parties” has the meaning specified in Section 7.02.

“Indenture” means the indenture between the Owner Trust and the Indenture Trustee, dated as of [__________], as supplemented by Indenture Supplements applicable to any Series of Notes that may be issued from time to time.

“Indenture Trustee” means U.S. Bank National Association, a national banking association, in its capacity as indenture trustee, or any successor indenture trustee.

“Original Trust Agreement” has the meaning specified in the Recitals.

“Owner Trust” means the Delaware statutory trust created by this Agreement and the filing of the Certificate of Trust.

“Owner Trust Estate” means all right, title and interest of the Owner Trust in and to the property and rights assigned to the Owner Trustee pursuant to Section 2.05 of this Agreement, Section 2.01 of the Transfer and Servicing Agreement, the granting clause of the Indenture, all monies, securities, instruments and other property on deposit from time to time in the Bank Accounts and all other property of the Owner Trust from time to time, including any rights of the Owner Trustee and the Owner Trust pursuant to the Transfer and Servicing Agreement.

“Owner Trustee” means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under this Agreement (unless otherwise specified herein), and any successor Owner Trustee hereunder.

“Person” means any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, statutory trust, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, and all related rules and regulations of the Commission, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Requirements of Law” means, for any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including without limitation, usury laws, the federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

“Responsible Officer” means any officer within the Corporate Trust Office of the Owner Trustee (or any successor group of the Owner Trustee), including any Vice President or any other officer of the Owner Trustee customarily performing functions similar to those performed by any person who at the time shall be an above-designated officer and who shall have direct responsibility for the administration of this Agreement.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Transaction” means any transaction involving a new issuance of notes pursuant to the Indenture, whether publicly offered or privately placed, rated or unrated.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq.

“Supplemental Beneficial Interest” has the meaning specified in subsection 3.06(a).

“Supplemental Certificate” has the meaning specified in subsection 3.06(c).

“Tax Opinion” has the meaning specified in the Indenture.

“Transaction Documents” means the Indenture, any Indenture Supplement, the Certificate of Trust, this Agreement, the Receivables Purchase Agreement and the Transfer and Servicing Agreement and other documents delivered in connection herewith and therewith.

“Transfer and Servicing Agreement” means the Transfer and Servicing Agreement, dated as of [_______________], among the Owner Trust, as Issuing Entity, Wachovia Card Receivables LLC, as Transferor, Wachovia Bank, National Association, as Servicer and Administrator, and U.S. Bank National Association, as Indenture Trustee.

“Transferor” means Wachovia Card Receivables LLC, a Delaware limited liability company, in its capacity as Transferor hereunder and its successors and assigns in such capacity.

“Transferor Certificate” has the meaning specified in subsection 3.03(a).

“Transferor Certificate Supplement” has the meaning specified in subsection 3.06(c).

Section 1.02

Other Definitional Provisions.

(a)

Capitalized terms used herein and not otherwise defined have the meanings specified in the Transfer and Servicing Agreement or, if not defined therein, in the Indenture.

(b)

All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)

As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP.  To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d)

The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any subsection, Section, clause, Schedule or Exhibit are references to subsections, Sections, clauses, Schedules and Exhibits in or to this Agreement unless otherwise specified; the term “including” means “including without limitation”; references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; references to any Person include that Person’s successors and assigns; and references to any agreement refer to such agreement, as amended, supplemented or otherwise modified from time to time.

ARTICLE II

ORGANIZATION

Section 2.01

Continuation of Trust; Name.  The Original Trust Agreement is hereby amended and restated in its entirety.  The Owner Trust created and continued hereby shall be known as “Wachovia Card Master Trust,” in which name the Owner Trustee or the Beneficiary may conduct the business of the Owner Trust, make and execute contracts and other instruments on behalf of the Owner Trust and sue and be sued.

Section 2.02

Office.  The office of the Owner Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Beneficiary and the Transferor.

Section 2.03

Purpose and Powers; Owner Trust to Operate as a Single Purpose Entity.  The purpose of the Owner Trust is to engage in the following activities:

(a)

to acquire Receivables from the Transferor or any special purpose vehicle established by the Transferor or any of its Affiliates;

(b)

from time to time, to grant a security interest in the  Receivables, and grant a security interest in accounts established for the benefit of indebtedness of the Owner Trust, all to secure indebtedness of the Owner Trust, or make any permitted transfer of interests in any Receivables directly or beneficially to any third party;

(c)

from time to time, to authorize and approve the issuance of Notes pursuant to the Indenture without limitation as to aggregate amounts and, in connection therewith, determine the terms and provisions of such Notes and of the issuance and sale thereof, including the following:

(i)

determining the principal amount of the Notes;

(ii)

determining the legal maturity date of the Notes;

(iii)

determining the rate of interest, if any, to be paid on the Notes;

(iv)

determining the price or prices at which such Notes will be sold by the Owner Trust;

(v)

determining the provisions, if any, for the redemption or amortization of such Notes;

(vi)

determining the form, terms and provisions of the indentures, fiscal agency agreements or other instruments under which the Notes may be issued and the banks or trust companies to act as trustees, fiscal agents and paying agents thereunder;

(vii)

preparing and filing all documents necessary or appropriate in connection with the registration of the Notes under the Securities Act, the qualification of indentures under the Trust Indenture Act and the qualification under any other applicable federal, foreign, state, local or other governmental requirements;

(viii)

preparing any registration statement or prospectus or other descriptive material relating to the issuance of the Notes;

(ix)

listing the Notes on any United States or foreign stock exchange;

(x)

entering into one or more interest rate or currency swaps, caps, collars, guaranteed investment contracts or other derivative agreements with counterparties (which may include, without limitation, Wachovia Card Receivables LLC or any of its Affiliates) to manage interest rate or currency risk relating to the Notes;

(xi)

entering into one or more supplemental credit enhancement agreements or liquidity agreements;

(xii)

appointing a paying agent or agents for purposes of payments on the Notes; and

(xiii)

arranging for the underwriting, subscription, purchase or placement of the Notes and selecting underwriters, managers and purchasers or agents for that purpose;

(d)

from time to time receive payments and proceeds with respect to any Receivables and the Indenture and either invest or distribute those payments and proceeds;

(e)

from time to time make deposits to and withdrawals from accounts established under the Indenture;

(f)

from time to time make and receive payments pursuant to derivative agreements, supplemental credit enhancement agreements or liquidity agreements;

(g)

from time to time make payments on the Notes;

(h)

to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;

(i)

from time to time perform such obligations and exercise and enforce such rights and pursue such remedies as may be appropriate by virtue of the Owner Trust being party to any of the agreements contemplated in clauses (a) through (i) above; and

(j)

subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Noteholders and the Transferor, which activities shall not be contrary to the status of the Owner Trust as a qualified special purpose entity.

In connection with any of the foregoing, the Owner Trust may (x) execute and deliver, and/or accept, such instruments, agreements, certificates, UCC financing statements and other documents, and create such security interests, as may be necessary or desirable in connection therewith, and (y) subject to the terms of this Agreement, take such other action as may be necessary or incidental to the foregoing.  The Owner Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of the Transaction Documents.

Section 2.04

Appointment of Owner Trustee.  The Beneficiary hereby confirms the appointment of Wilmington Trust Company as Owner Trustee of the Owner Trust effective as of the creation of the Owner Trust, to have all the rights, powers and duties set forth herein and in the Statutory Trust Act.

Section 2.05

Initial Capital Contribution of Trust Estate.  As of the date of the Original Trust Agreement, the Beneficiary has assigned, transferred, conveyed and set over to the Owner Trustee the sum of $1.  The Owner Trustee hereby acknowledges receipt in trust from the Beneficiary, as of the date of the Original Trust Agreement, of the foregoing contribution, which amount constituted the initial Owner Trust Estate and is held by the Owner Trustee.  The Beneficiary shall pay organizational expenses of the Owner Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

Section 2.06

Declaration of Trust.  The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the sole use and benefit of the Beneficiary, subject to the obligations of the Owner Trust under the Transaction Documents to which it is a party.  It is the intention of the parties hereto that the Owner Trust constitute a statutory trust under the Statutory Trust Act and that this Agreement, together with the Transfer and Servicing Agreement, constitute the governing instrument of such statutory trust.  It is the intention of the parties hereto that, for income and franchise tax purposes, the Owner Trust shall be treated as a security device and disregarded as an entity and its assets shall be treated as owned in whole by the Transferor.  The parties hereto agree that they will take no action contrary to the foregoing intention.  Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein, to the extent not inconsistent with the Statutory Trust Act.

Section 2.07

Title to Trust Property.  Legal title to all of the Owner Trust Estate shall be vested at all times in the Owner Trust as a separate legal entity until this Agreement terminates pursuant to Article VIII, except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees of a trust, in which case title to that part of the Owner Trust Estate shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

Section 2.08

Situs of Owner Trust.  The Owner Trust will be located and administered in the State of Delaware.  All bank accounts maintained by the Owner Trustee on behalf of the Owner Trust shall be located in the State of Delaware or the State of New York.  The Owner Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware.  Payments will be received by the Owner Trust only in Delaware or New York, and payments will be made by the Owner Trust only from Delaware or New York. The only office of the Owner Trust will be at the Corporate Trust Office in Delaware.

Section 2.09

Representations and Warranties of the Beneficiary.  The Beneficiary hereby represents and warrants to the Owner Trustee that:

(a)

The Beneficiary is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware and has the power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

(b)

The Beneficiary is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business in any material respect, and has obtained all necessary licenses and approvals with respect to the Beneficiary, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of any holder of Notes issued by the Owner Trust; provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Owner Trustee or the Indenture Trustee has or may be required at any time to obtain, if any, in connection with the transactions contemplated hereby or by any other Transaction Document to which the Owner Trustee or the Indenture Trustee, as the case may be, is a party.

(c)

The execution and delivery of this Agreement and the consummation of the transactions provided for in this Agreement and in the other Transaction Documents to which the Beneficiary is a party have been duly authorized by the Beneficiary by all necessary corporate action on its part and each of this Agreement and the other Transaction Documents to which the Beneficiary is a party will remain, from the time of its execution, an official record of the Beneficiary; the Beneficiary has the power and authority to assign the property to be assigned to and deposited with the Owner Trust pursuant to Section 2.05 of this Agreement, Section 2.01 of the Transfer and Servicing Agreement and the granting clause of the Indenture.

(d)

The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Beneficiary is a party or by which it or any of its properties are bound (other than violations of such indentures, contracts, agreements, mortgages, deeds of trust or other instruments which, individually or in the aggregate, would not have a material adverse effect on the Beneficiary’s ability to perform its obligations under this Agreement).

(e)

The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Transferor.

(f)

There are no proceedings or investigations pending or, to the best knowledge of the Beneficiary, threatened against the Beneficiary before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Beneficiary (i) asserting the invalidity of any of the Transaction Documents to which the Beneficiary is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any of the Transaction Documents, to which the Beneficiary is a party, (iii) seeking any determination or ruling that, in the reasonable judgment of the Beneficiary, would materially and adversely affect the performance by the Beneficiary of its obligations under the Transaction Documents to which the Beneficiary is a party, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Transaction Documents to which the Beneficiary is a party.

ARTICLE III

BENEFICIAL INTEREST

Section 3.01

Initial Ownership.  Upon the creation of the Owner Trust by the contribution described in Section 2.05, the Beneficiary shall be the sole beneficial owner of the Owner Trust and initially shall hold and own the Beneficial Interest.

Section 3.02

Beneficial Interest.  The Beneficial Interest shall represent an undivided beneficial interest in the Owner Trust Estate subject to the lien of the Notes created pursuant to the Indenture, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in the Indenture and any Indenture Supplement to be paid to the Issuing Entity and the holders of the Beneficial Interest.  All amounts payable to the Owner Trust under and pursuant to the Transfer and Servicing Agreement, the Indenture and the Indenture Supplements are to be paid to the holder of the Beneficial Interest.

Section 3.03

Form of Beneficial Interest; Form of Transferor Certificates.

(a)

Initially, the Beneficial Interest shall be issued, and held, in uncertificated form. If requested by the Transferor, the Beneficial Interest will be issued in certificated, registered form, in substantially the form attached as Exhibit B hereto (a “Transferor Certificate”).

(b)

The Transferor Certificates shall be executed by manual or facsimile signature of the Owner Trustee.  Transferor Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Owner Trust, shall, when duly authenticated pursuant to Section 3.04, be validly issued and fully paid undivided beneficial interests in the assets of the Owner Trust and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of the Transferor Certificates or did not hold such offices at the date of authentication and delivery of the Transferor Certificates.

Section 3.04

Authentication of Transferor Certificates.  No Transferor Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Transferor Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Owner Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Transferor Certificate shall be conclusive evidence, and the only evidence, that such Transferor Certificate has been duly authenticated, validly issued and delivered hereunder. Each Transferor Certificate which is certificated shall be dated the date of its authentication.

Section 3.05

Mutilated, Destroyed, Lost or Stolen Transferor Certificate.  If (a) a mutilated Transferor Certificate shall be surrendered to the Owner Trustee, or if the Owner Trustee shall receive evidence to its satisfaction of the destruction, loss or theft of a Transferor Certificate and (b) there shall be delivered to the Owner Trustee such security or indemnity as may be required by it to save it harmless, then the Owner Trustee on behalf of the Owner Trust shall execute and the Owner Trustee shall authenticate and deliver, in exchange for or in lieu of the mutilated, destroyed, lost or stolen Transferor Certificate, a new Transferor Certificate of like tenor and denomination. In connection with the issuance of any new Transferor Certificate under this Section 3.05, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge or expense that may be imposed in connection therewith. Any duplicate Transferor Certificate issued pursuant to this Section 3.05 shall constitute conclusive evidence of ownership in the Owner Trust, as if originally issued, whether or not the lost, stolen or destroyed Transferor Certificate shall be found at any time.

Section 3.06

Issuance of Supplemental Beneficial Interests or Supplemental Certificates; Exchange of Certificates and Uncertificated Beneficial Interests.

(a)

At any time, the Transferor may notify the Owner Trustee in writing to mark in the books and records of the Owner Trust that the Beneficial Interest has been divided and participated and to mark in such books and records the ownership interest in the Beneficial Interest owned by the Transferor and each additional holder. The forms and terms of the interest in the Beneficial Interest held by each such additional holder (the “Supplemental Beneficial Interest”) shall be defined in a supplement (a “Beneficial Interest Supplement”) to this Agreement (which Beneficial Interest Supplement shall be subject to Section 10.01 to the extent that it amends any of the terms of this Agreement) to be delivered to or upon the order of the Transferor. The creation of any such Supplemental Beneficial Interest with respect to a holder other than an Affiliate of the Transferor shall be subject to satisfaction of the conditions set forth in Section 3.07 below.

(b)

At any time, the holder of a Supplemental Beneficial Interest may notify the Owner Trustee in writing to mark in the books and records of the Owner Trust that such Supplemental Beneficial Interest has been divided and participated and to mark in such books and records the ownership interest in such Supplemental Beneficial Interest owned by such holder and each additional holder. The forms and terms of the Supplemental Beneficial Interest held by each such additional holder shall be defined in a Beneficial Interest Supplement to this Agreement (which Beneficial Interest Supplement shall be subject to Section 10.01 to the extent that it amends any of the terms of this Agreement). The creation of any such Supplemental Beneficial Interest with respect to a holder other than an Affiliate of the Transferor shall be subject to satisfaction of the conditions set forth in Section 3.07 below.

(c)

At any time, the Transferor may surrender its Transferor Certificate to the Owner Trustee in exchange for a newly issued Transferor Certificate and second certificates (each, a “Supplemental Certificate”), the form and terms of which shall be defined in a supplement (a “Transferor Certificate Supplement”) to this Agreement (which Transferor Certificate Supplement shall be subject to Section 10.01 to the extent that it amends any of the terms of this Agreement) to be delivered to or upon the order of the Transferor. The issuance of any such Supplemental Certificate to a Person other than the Transferor or any of its Affiliates shall be subject to satisfaction of the conditions set forth in Section 3.07 below.

(d)

At any time, the holder of a Supplemental Certificate may surrender such Supplemental Certificate to the Owner Trustee in exchange for one or more newly issued Supplemental Certificates, the forms and terms of which shall be defined in a Transferor Certificate Supplement (which Transferor Certificate Supplement shall be subject to Section 10.01 to the extent that it amends any of the terms of this Agreement).  The issuance of any additional Supplemental Certificate to a Person other than an Affiliate of the Transferor shall be subject to satisfaction of the conditions set forth in Section 3.07 below.

(e)

At any time, the holder of the Beneficial Interest or a Supplemental Beneficial Interest may exchange (i) its uncertificated Beneficial Interest or uncertificated Supplemental Beneficial Interest for a Transferor Certificate or a Supplemental Certificate, as the case may be, or (ii) its Transferor Certificate or Supplemental Certificate for an uncertificated Beneficial Interest or for an uncertificated Supplemental Beneficial Interest, as the case may be, by written request to the Owner Trustee. The Owner Trustee, upon receipt of such request, shall promptly effect such transfer, by issuance and authentication of a certificate evidencing the Transferor Certificate or Supplemental Certificate in the case of clause (i) or by appropriate entry in the records of the Owner Trust in the case of clause (ii).

Section 3.07

Restrictions on Transfer.  The Beneficiary may not transfer or participate all or a portion of its Beneficial Interest to any Person unless (i) it delivers to the Indenture Trustee and the Owner Trustee a Tax Opinion and (ii) the Note Rating Agency Condition shall have been satisfied with respect to such transfer or participation.  Any purported transfer by the Beneficiary of all or any part of its right, title and interest in and to the Beneficial Interest to any Person will be effective only upon the issuance of a Tax Opinion, which will not be an expense of the Owner Trustee.  To the extent permitted by applicable law, any purported transfer by the Beneficiary of all or any part of its right, title and interest in and to the Beneficial Interest which is not in compliance with the terms of this Section 3.07 will be null and void.

ARTICLE IV

ACTIONS BY OWNER TRUSTEE

Section 4.01

Prior Notice to Beneficiary and Transferor with Respect to Certain Matters.  With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days (or such lesser time as shall be agreed upon in writing by the Beneficiary and the Transferor) before the taking of such action the Owner Trustee shall have notified the Beneficiary and the Transferor:

(a)

the initiation of any claim or lawsuit by the Owner Trust (other than an action to collect on any Receivable) and the settlement of any action, claim or lawsuit brought by or against the Owner Trust (other than an action to collect on any Receivable);

(b)

the election by the Owner Trust to file an amendment to the Certificate of Trust;

(c)

the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(d)

the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Beneficiary or the Transferor;

(e)

the amendment, change or modification of the Transfer and Servicing Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Beneficiary; or

(f)

the appointment pursuant to the Indenture of a replacement or successor Note Registrar or Indenture Trustee, or the consent to the assignment by the Note Registrar or Indenture Trustee of its obligations under the Indenture.

Section 4.02

Restrictions on Power.  The Owner Trustee shall not be required to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Owner Trust or the Owner Trustee under any of the Transaction Documents or would be contrary to Section 2.03.

ARTICLE V

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 5.01

General Authority.  Each of the Owner Trustee, the Beneficiary and the Administrator is authorized and directed to execute and deliver the Transaction Documents to which the Owner Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Owner Trust is to be a party, or other agreement, in each case, in such form as the Beneficiary shall approve as evidenced conclusively by the Owner Trustee’s execution thereof, the Beneficiary’s execution thereof or the Administrator’s execution thereof.  Each of the Owner Trustee, the Beneficiary and the Administrator is authorized to execute and deliver registration statements or other documents required to be filed with the Commission.  In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Owner Trust pursuant to the Transaction Documents.  The Owner Trustee is further authorized from time to time to take such action as the Administrator directs in writing with respect to the Transaction Documents, except to the extent that the Transaction Documents expressly require the consent of the Beneficiary for any such action taken in good faith.

Section 5.02

General Duties.  It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Owner Trust in the interest of the Beneficiary, subject to the Transaction Documents and in accordance with the provisions of this Agreement.  Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder to the extent the Administrator has agreed in the Transfer and Servicing Agreement to perform any act or to discharge any duty of the Owner Trustee or the Owner Trust under any Transaction Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Transfer and Servicing Agreement.

Section 5.03

Action Upon Instruction.

(a)

The Owner Trustee shall not be required to take any action hereunder if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms of any Transaction Document or is otherwise contrary to law.

(b)

Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of any Transaction Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Beneficiary requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Beneficiary received, the Owner Trustee shall not be liable on account of such action to any Person.  If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with the Transaction Documents, as it shall deem to be in the best interest of the Beneficiary, and shall have no liability to any Person for any such action or inaction taken in good faith.

(c)

In the event that the Owner Trustee is unsure as to the application of any provision of any Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Beneficiary requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person.  If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with the Transaction Documents, as it shall deem to be in the best interests of the Beneficiary, and shall have no liability to any Person for such action or inaction.

Section 5.04

No Duties Except as Specified in this Agreement or in Instructions.  The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trust is a party, except as expressly provided by the terms of the Transaction Documents or in any document or written instruction received by the Owner Trustee pursuant to Section 5.03 and no implied duties or obligations shall be read into any Transaction Document against the Owner Trustee.  The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Owner Trust or to record any Transaction Document.  The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Owner Trust Estate.

Section 5.05

No Action Except under Specified Documents or Instructions.  The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Transaction Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 5.03.

Section 5.06

Owner Trust Operation.  The operations of the Owner Trust will be conducted in accordance with the following standards:

(a)

the Owner Trust will act solely in its own name through the Owner Trustee or the Beneficiary;

(b)

the Owner Trust will not incur any indebtedness for money borrowed or incur any obligations except in connection with the purposes set forth in Section 2.03 of this Agreement;

(c)

except to the extent otherwise permitted by the Transaction Documents, the Owner Trust’s funds and assets will at all times be maintained separately from those of the Beneficiary and its Affiliates;

(d)

the Owner Trust will take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third persons that it is an entity with assets and liability distinct from those of the Beneficiary, the Beneficiary’s Affiliates or any other third person, and will use stationery and other business forms of the Owner Trustee or the Owner Trust and not that of the Beneficiary or any of its Affiliates, and will use its best efforts to avoid the appearance (i) of conducting business on behalf of the Beneficiary or any Affiliates thereof, or (ii) that the assets of the Owner Trust are available to pay the creditors of the Beneficiary or any Affiliates thereof;

(e)

the Owner Trust will not hold itself out as being liable for the debts of the Beneficiary or any Affiliates thereof;

(f)

the Owner Trust will not engage in any transaction with the Beneficiary or any Affiliates thereof, except as required, or specifically permitted, by this Agreement or unless such transaction is otherwise on terms neither more favorable nor less favorable than the terms and conditions available at the time to the Owner Trust for comparable transactions with other Persons; and

(g)

the Owner Trust will not enter into any voluntary bankruptcy or insolvency proceeding without a finding by the Owner Trustee that the Owner Trust’s liabilities exceeds its assets or that the Owner Trust is unable to pay its debts in a timely manner as they become due.

Section 5.07

Restrictions.  The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Owner Trust set forth in Section 2.03 or (b) that, to the actual knowledge of a Responsible Officer of the Owner Trustee, would result in the Owner Trust’s becoming taxable as a corporation for federal income tax purposes.  The Beneficiary shall not direct the Owner Trustee to take action that would violate the provisions of this Section 5.07.

ARTICLE VI

CONCERNING THE OWNER TRUSTEE

Section 6.01

Acceptance of Trusts and Duties.  The Owner Trustee accepts the trusts hereby continued and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement.  The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Transaction Documents.  The Owner Trustee shall not be answerable or accountable under any Transaction Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.03 expressly made by the Owner Trustee in its individual capacity or (iii) for its failure to use ordinary care in the handling of funds.  In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a)

the Owner Trustee shall not be personally liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee so long as the same will not constitute negligence, bad faith or willful misconduct;

(b)

the Owner Trustee shall not be personally liable with respect to any act or omission of the Administrator or action taken or omitted to be taken by it in good faith in accordance with the instructions of the Administrator or the Beneficiary;

(c)

no provision of this Agreement or any Transaction Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d)

under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes;

(e)

the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Transferor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Transaction Documents and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to the Beneficiary, other than as expressly provided for herein;

(f)

the Owner Trustee shall not be personally liable for the default or misconduct of the Administrator or the Indenture Trustee under any of the Transaction Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Owner Trust under the Transaction Documents that are required to be performed by the Administrator under the Transfer and Servicing Agreement or the Indenture Trustee under the Indenture;

(g)

the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement, at the request, order or direction of the Beneficiary, unless the Beneficiary has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby.  The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; and

(h)

Notwithstanding anything contained herein to the contrary, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action in respect of, any state or other Governmental Authority or agency of any jurisdiction other than the State of Delaware by or with respect to the Owner Trustee; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Owner Trustee; or (iii) subject the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated hereby.  The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Transferor) to determine whether any action required to be taken pursuant to the Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence.  In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Transferor shall appoint an additional trustee pursuant to Section 9.05 hereby to proceed with such action.

Section 6.02

Furnishing of Documents.  The Owner Trustee shall furnish to the Beneficiary and the Indenture Trustee, promptly upon written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

Section 6.03

Representations and Warranties.  The Owner Trustee, in its individual capacity, hereby represents and warrants to the Transferor that:

(a)

It is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware.  It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)

It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c)

Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under (i) its charter documents or by-laws or (ii) any indenture, mortgage, contract, agreement or instrument to which it is a party, which default referred to in this clause (ii) would have a material adverse effect on the Owner Trustee’s ability, in its individual capacity, to perform its obligations under this Agreement.

(d)

The Owner Trustee complies with all of the requirements of Chapter 38, Title 12 of the Delaware Code relating to the qualification of a trustee of a Delaware statutory trust.

Section 6.04

Reliance; Advice of Counsel.

(a)

The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof conclusively rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)

In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it.  The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or written advice of any such counsel, accountants or other such persons.

Section 6.05

Not Acting in Individual Capacity.  Except as provided in this Article VI, in accepting the trusts hereby created Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by any Transaction Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

Section 6.06

Owner Trustee Not Liable for Notes or Receivables.  The recitals contained herein (other than the representations and warranties of the Owner Trustee in Section 6.03) shall be taken as the statements of the Transferor, and the Owner Trustee assumes no responsibility for the correctness thereof.  The Owner Trustee makes no representations as to the validity or sufficiency of the Notes or of any Transaction Document.  The Owner Trustee shall at no time have any responsibility or liability for or with respect to the perfection and priority of any security interest in any Receivables or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Receivables; the existence and contents of any Receivables on any computer or other record thereof; the validity of the assignment of any Receivables to the Owner Trust or of any intervening assignment; the performance or enforcement of any Receivables; the compliance by the Transferor with any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator or the Indenture Trustee taken in the name of the Owner Trustee.

Section 6.07

Owner Trustee May Own Notes.  The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may deal with the Transferor, the Administrator and the Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.

ARTICLE VII

COMPENSATION OF OWNER TRUSTEE

Section 7.01

Owner Trustee’s Fees and Expenses.  The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Transferor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Transferor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

Section 7.02

Indemnification.  To the fullest extent permitted by law, the Transferor shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of the Transaction Documents, the Owner Trust Estate, the acceptance and administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder; provided that the Transferor shall not be liable for or required to indemnify any Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 6.01; provided further, that the Transferor shall not be liable for or required to indemnify an Indemnified Party from and against expenses arising or resulting from (i) the Indemnified Party’s own willful misconduct, bad faith or negligence, or (ii) the inaccuracy of any representation or warranty contained in Section 6.03 made by the Indemnified Party.  The Owner Trustee’s right to enforce such obligation shall be subject to the provisions of Section 10.09.  The indemnities contained in this Section 7.02 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement.  In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 7.02, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Transferor, which approval shall not be unreasonably withheld.

Section 7.03

Payments to the Owner Trustee.  Any amounts paid to the Owner Trustee pursuant to this Article VII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

ARTICLE VIII

TERMINATION OF TRUST AGREEMENT

Section 8.01

Termination of Trust Agreement.

(a)

The Owner Trust shall dissolve upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the Statutory Trust Act.  Any money or other property held as part of the Owner Trust Estate following such distribution shall be distributed to the Beneficiary.  The bankruptcy, liquidation, dissolution, termination, death or incapacity of the Beneficiary shall not (x) operate to terminate this Agreement or the Owner Trust, or (y) entitle the Beneficiary’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Owner Trust or Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)

Except as provided in subsection 8.01(a), neither the Transferor nor the Beneficiary shall be entitled to revoke or terminate the Owner Trust.

(c)

Upon the winding up of the Owner Trust in accordance with the Statutory Trust Act, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Act and thereupon the Owner Trust and this Agreement (other than Article VII) shall terminate.

ARTICLE IX

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 9.01

Eligibility Requirements for Owner Trustee.  The Owner Trustee shall at all times be a trust company or a banking corporation satisfying the provisions of Section 3807(a) of the Statutory Trust Act; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent which has) a rating of at least “Baa3” by Moody’s, at least “BBB” by Standard & Poor’s and, if rated by Fitch, at least “BBB” by Fitch, or if not rated, otherwise satisfactory to each Note Rating Agency.  If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 9.01, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 9.01, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.

Section 9.02

Resignation or Removal of Owner Trustee.  The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days’ prior written notice thereof to the Administrator; provided, however, that such resignation and discharge shall only be effective upon the appointment of a successor Owner Trustee.  Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee.  If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may, but shall not be required to, remove the Owner Trustee.  If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly (i) appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and (ii) pay all fees owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 9.02 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.03 and payment of all fees and expenses owed to the outgoing Owner Trustee.  The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each Note Rating Agency.

Section 9.03

Successor Owner Trustee.  Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee.  The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section 9.03 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.01.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 9.03, the Administrator shall mail notice of such to the Beneficiary, the Transferor, the Indenture Trustee, the Noteholders and each Note Rating Agency.  If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 9.03 such successor Owner Trustee shall file an amendment to the Certificate of Trust with the Secretary of State reflecting the name and principal place of business of such successor Owner Trustee in the State of Delaware.

Section 9.04

Merger or Consolidation of Owner Trustee.  Notwithstanding anything herein to the contrary, any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder (provided that such corporation shall meet the eligibility requirements set forth in Section 9.01), without the execution or filing of any instrument or any further act on the part of any of the parties hereto; provided, further that (a) the Owner Trustee shall mail notice of such merger or consolidation to each Note Rating Agency and (b) the Owner Trustee shall file any necessary amendments to the Certificate of Trust with the Secretary of State.

Section 9.05

Appointment of Co-Trustee or Separate Owner Trustee.  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by each of the Administrator and the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Owner Trust Estate, or any part thereof, and, subject to the other provisions of this Section 9.05, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable.  If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Owner Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(ii)

no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii)

the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee.  Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator,

Any separate trustee or co-trustee may at any time appoint the Owner Trustee, as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE X

MISCELLANEOUS

Section 10.01

Supplements and Amendments.

(a)

This Agreement may be amended from time to time, including in connection with the execution of additional indentures, by a written amendment duly executed and delivered by the Beneficiary and the Owner Trustee, without the consent of the Indenture Trustee or any of the Noteholders, upon issuance of a Tax Opinion, which shall not be expenses of the Owner Trustee; provided, however, that such amendment will not as evidenced by an Officer’s Certificate of the Transferor addressed and delivered to the Owner Trustee and the Indenture Trustee, be reasonably expected to have an Adverse Effect (as defined in the Indenture) and is not reasonably expected to have an Adverse Effect at any time in the future; provided, further, however, that such amendment will not significantly change the activities of the Owner Trust.  The Owner Trustee will not be responsible for determining whether such amendment to this Agreement will significantly change the activities of the Owner Trust.

(b)

This Agreement may also be amended from time to time, by a written instrument executed by the Owner Trustee, at the written direction of the Beneficiary, and the Beneficiary, with prior written notice to each Note Rating Agency, upon issuance of a Tax Opinion and (A) in the case of a significant change to Section 2.03 which the Owner Trust reasonably believes will not have an Adverse Effect (as defined in the Indenture), with the consent of holders of not less than a majority of the Outstanding Dollar Principal Amount (as defined in the Indenture) of each Series, Class or Tranche of Notes affected by such change, and (B) in all other cases, with the consent of holders of more than 66⅔% of the Outstanding Dollar Principal Amount of each Series, Class or Tranche of Notes affected by such change; provided, however, that, without the consent of the holders of all of the Notes then outstanding, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments in respect of any Receivables or distributions that are required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Dollar Principal Amount of the Notes, the holders of which are required to consent to any such amendment.

Promptly after the execution of any such amendment or consent, the Owner Trust shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each Note Rating Agency.

It shall not be necessary for the consent of the Noteholders pursuant to this subsection 10.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

The Owner Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate of the Owner Trust or the Administrator to the effect that the amendment is authorized and that the conditions to such amendment have been satisfied.  The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

Section 10.02

No Legal Title to Owner Trust Estate in Beneficiary.  The Beneficiary shall not have legal title to any part of the Owner Trust Estate.  No transfer, by operation of law or otherwise, of any right, title, and interest of the Beneficiary to and in its Beneficial Interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

Section 10.03

Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Transferor, the Beneficiary, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 10.04

Notices.  Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Transferor or the Beneficiary, addressed to Wachovia Card Receivables LLC, 301 South College Street, Suite L, Charlotte, North Carolina 28288, Attention:  [___________] or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

Section 10.05

Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.06

Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.07

Successors and Assigns.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Transferor, the Owner Trustee and its successors and the Beneficiary and its successors and permitted assigns, all as herein provided.  Any request, notice, direction, consent, waiver or other instrument or action by the Beneficiary shall bind the successors and assigns of the Beneficiary.

Section 10.08

Nonpetition Covenants.  To the fullest extent permitted by applicable law, notwithstanding any prior termination of the Owner Trust or this Agreement, the Owner Trustee (not in its individual capacity) and the Beneficiary, by its acceptance of the Beneficial Interest, shall not at any time with respect to the Owner Trust, acquiesce, petition or otherwise invoke or cause the Owner Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Owner Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Owner Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Owner Trust; provided, however, that this Section 10.08 shall not operate to preclude any remedy described in Article VI of the Indenture.

Section 10.09

No Recourse.  The Beneficiary by accepting the Beneficial Interest acknowledges that the Beneficial Interest does not represent an interest in or obligation of the Transferor, the Administrator, the Owner Trustee (in its individual capacity), the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, or against the assets pledged under the Indenture, except as expressly provided in the Transaction Documents.

Section 10.10

Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.11

GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.12

Acceptance of Terms of Agreement.  THE RECEIPT AND ACCEPTANCE OF THE BENEFICIAL INTEREST BY THE BENEFICIARY, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE BENEFICIARY OF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT, AND SHALL CONSTITUTE THE AGREEMENT OF THE OWNER TRUST THAT THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE OWNER TRUST AND THE BENEFICIARY.

ARTICLE XI

Section 11.01

Intent of the Parties; Reasonableness.

The Transferor and the Owner Trustee acknowledge and agree that the purpose of this Article XI is to facilitate compliance by the Transferor with the provisions of Regulation AB and related rules and regulations of the Commission.  The Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Transferor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Owner Trustee agrees to cooperate in good faith with any reasonable request by the Transferor for information regarding the Owner Trustee which is required in order to enable the Transferor to comply with the provisions of  Regulation AB, including, without limitation, Items 1109(a), 1109(b), 1117 and 1119 of Regulation AB as it relates to the Owner Trustee or to the Owner Trustee’s obligations under this Agreement.

Section 11.02

Information to Be Provided by the Owner Trustee.

For so long as the Transferor is required to report under Regulation AB, the Owner Trustee shall, as promptly as practicable, notify the Transferor, in writing, of: (i) the commencement of, a material development in or, if applicable, the termination of, any and all legal proceedings against the Owner Trustee or any and all proceedings of which any property of the Owner Trustee is the subject, that is material to the noteholders; and (ii) any such proceedings known to be contemplated by governmental authorities.  The Owner Trustee shall also notify the Transferor, in writing, as promptly as practicable following notice to or discovery by a Responsible Officer of the Owner Trustee of any material changes to proceedings described in the preceding sentence.  In addition, the Owner Trustee will furnish to the Transferor, in writing, the necessary disclosure regarding the Owner Trustee describing such proceedings required to be disclosed under Item 1117 of Regulation AB, for inclusion in reports filed by or on behalf of the Transferor pursuant to the Exchange Act.

For so long as the Transferor is required to report under Regulation AB, the Owner Trustee shall (i) on or before the fifth Business Day of each January, April, July and October, provide to the Transferor such information regarding the Owner Trustee as is required for the purpose of compliance with Items 1109(a), 1109(b) and 1119 of Regulation AB; provided, however, the Owner Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Owner Trustee to the Transferor; and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Owner Trustee of any changes to such information, provide to the Transferor, in writing, such updated information.  Such information shall include, at a minimum:

(A)

the Owner Trustee’s name and form of organization;

(B)

a description of the extent to which the Owner Trustee has had prior experience serving as a trustee for asset-backed securities transactions involving credit card receivables; and

(C)

a description of any affiliation between the Owner Trustee and any of the following parties to a Securitization Transaction, as such parties are identified to the Owner Trustee by the Transferor in writing in advance of such Securitization Transaction:

(1)

the sponsor;

(2)

any depositor;

(3)

the issuing entity;

(4)

any servicer;

(5)

any other trustee;

(6)

any originator;

(7)

any significant obligor;

(8)

any enhancement or support provider; and

(9)

any other material party related to any Securitization Transaction.

In addition, the Owner Trustee shall provide a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding between the Owner Trustee and any above-listed party that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the Securitization Transactions, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

WILMINGTON TRUST COMPANY,

as Owner Trustee

By:  ________________________________

Name:

Title:

WACHOVIA CARD RECEIVABLES LLC,
as Beneficiary and as Transferor

By:  ________________________________

Name:

Title:

Exhibit A

CERTIFICATE OF TRUST

OF

WACHOVIA CARD MASTER TRUST

This Certificate of Trust of Wachovia Card Master Trust has been duly executed and is being filed by the undersigned, as trustee, to create a statutory trust under The Delaware Statutory Trust Act (12 Del. C., § 3801 et seq.) (the “Act”),

1.

Name.  The name of the statutory trust created hereby is Wachovia Card Master Trust.

2.

Delaware Trustee.  The name and business address of the trustee of Wachovia Card Master Trust in the State of Delaware is Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1600, Attention: Corporate Trust Administration.

3.

Effective Date.  This Certificate of Trust shall be effective [___________].

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811 (a)(1) of the Act.

WILMINGTON TRUST COMPANY,

not in its individual capacity but solely as Owner Trustee

By:

_______________________

Name:

Title:

Exhibit B

FORM OF CERTIFICATED TRANSFEROR CERTIFICATE

WACHOVIA CARD MASTER TRUST

THIS TRANSFEROR CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS TRANSFEROR CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THIS TRANSFEROR CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO HEREIN.

No. R-_

One Unit

WACHOVIA CARD MASTER TRUST
TRANSFEROR CERTIFICATE

THIS CERTIFICATE REPRESENTS AN INTEREST
IN CERTAIN ASSETS OF
WACHOVIA CARD MASTER TRUST (THE “OWNER TRUST”)

Evidencing an interest in a trust, the corpus of which consists primarily of receivables generated from time to time in the ordinary course of business in a portfolio of revolving credit card accounts transferred by Wachovia Card Receivables LLC (the “Transferor”).

(Not an interest in or obligation of the Transferor
or any affiliate thereof)

This certifies that [________] is the registered owner of [all of] [a portion, [equal to %] [or] [in an amount up to $ ], of the Beneficial Interest, subject to the security interest and lien of the Notes as provided in the Indenture, dated as of [______] (as amended and supplemented, the “Indenture”), among U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”) and the Owner Trust, established pursuant to the Trust Agreement, dated as of [______] (as amended and supplemented, the “Trust Agreement”), between the Transferor and Wilmington Trust Company, a Delaware banking corporation, as owner trustee (not in its individual capacity, but solely as owner trustee the “Owner Trustee”).  The corpus of the Owner Trust consists of (a) a portfolio of certain receivables (the “Receivables”) existing in the consumer revolving credit card accounts identified under the Transfer and Servicing Agreement, dated as of [_____] (as amended from time to time, the “Transfer and Servicing Agreement”), among the Transferor, Wachovia Bank, National Association, the Indenture Trustee and the Owner Trust, from time to time (the “Accounts”), (b) certain funds collected or to be collected from accountholders in respect of the Receivables, (c) all funds which are from time to time on deposit in the Collection Account, the Excess Funding Account, each Supplement Bank Account (including all Sub-Accounts thereof), (d) all Permitted Investments and all investment property, money and other property held in or through the Collection Account, the Excess Funding Account or any Supplemental Bank Account and including any Sub-Accounts therein, (e) all rights, benefits and powers under any Derivative Agreement, (f) all rights, benefits and powers under any Supplemental Credit Enhancement Agreement or Supplemental Liquidity Agreement, (g) all rights, benefits and powers under the Receivables Purchasing Agreement and the Transfer and Servicing Agreement with respect to the Receivables and (e) all other assets and interests constituting the Owner Trust, including Interchange and Recoveries allocated to the Owner Trust pursuant to the Transfer and Servicing Agreement. Although a summary of certain provisions of the Transfer and Servicing Agreement, the Trust Agreement and the Indenture (collectively, the “Agreements”) is set forth below, this Certificate does not purport to summarize the Agreements and reference is made to the Agreements for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Owner Trustee. A copy of the Agreements may be requested from the Owner Trustee by writing to the Owner Trustee at the Corporate Trust Office. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreements.

This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreements, to which Agreements, as amended and supplemented from time to time, the Transferor by virtue of the acceptance hereof assents and is bound.

The Receivables consist of Principal Receivables which arise generally from the purchase of merchandise and services and amounts advanced to cardholders as cash advances and Finance Charge Receivables which arise generally from Periodic Finance Charges, Late Fees and other fees and charges with respect to the Accounts.

This Certificate (this “Certificate”) is a Transferor Certificate, which represents [all of] [a portion, [equal to %] [or] [in an amount up to $ 1, of] [Name of Transferor]’ s interest in the Beneficial Interest. The Beneficial Interest represents an undivided beneficial interest in the Trust Assets, subject to the security interest and lien of the Notes, including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Indenture and any Indenture Supplement to be paid to the holder of the Transferor Certificate. In addition to the Transferor Certificate, (a) Notes will be issued to investors pursuant to the Indenture and (b) Supplemental Certificates may be issued pursuant to the Trust Agreement.

Unless otherwise specified in an Indenture Supplement with respect to a particular Series of Notes, the Transferor has entered into the Transfer and Servicing Agreement, and this Certificate is issued, with the intention that, for federal, state and local income and franchise tax purposes, (a) the Notes of each Series which are characterized as indebtedness at the time of their issuance will qualify as indebtedness of the Transferor secured by the Receivables and (b) the Owner Trust shall not be treated as an association (or a publicly traded partnership) taxable as a corporation. The Transferor by the acceptance of this Certificate, agrees to treat the Notes for federal, state and local income and franchise tax purposes as indebtedness of the Transferor.

Subject to certain conditions and exceptions specified in the Agreements, the obligations created by the Agreements and the Owner Trust created thereby shall terminate upon the final distribution by the Owner Trustee of all moneys or other property or proceeds constituting Trust Assets in accordance with the Transaction Documents and the Statutory Trust Act.

Unless the certificate of authentication hereon has been executed by or on behalf of the Owner Trustee, by manual or facsimile signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

IN WITNESS WHEREOF, the Owner Trust has caused this Certificate to be duly executed.

WACHOVIA CARD MASTER TRUST

By: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By:
Name:

Title:

Dated: _______________ ___, 20[__]

CERTIFICATE OF AUTHENTICATION

This is the Transferor Certificate referred to in the within-mentioned Trust Agreement.

Wilmington Trust Company,

or Wilmington Trust Company,

not in its individual capacity

not in its individual capacity

but solely as Owner Trustee

but solely as Owner Trustee

By

________________________

Authenticating Agent

By __________________________

By ____________________________

Authorized Signatory

Authorized Signatory